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                                                                    EXHIBIT 10.1

                     EMPLOYMENT AGREEMENT OF ROBERT FORTIER

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective the 1st day of February, 1999, by and between Electronic Transmission Corporation, a Delaware corporation (the "Company"), and Robert Fortier (the "Employee").

                                    RECITALS

         WHEREAS, the Employee desires to become employed by the Company and the Company desires to employ the Employee;

         WHEREAS, the Company and the Employee mutually desire to enter into and formalize their employment relationship by entering into this Agreement;

         NOW, THEREFORE, for and in consideration of the mutual promises herein contained, the employment of the Employee, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties do hereby agree as follows:

                                   AGREEMENTS

         1. EMPLOYMENT AND DUTIES. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company upon the terms and conditions hereinafter set forth. During the Initial Term (as hereinafter defined) and any renewal or extension of this Agreement, Employee shall be employed in the capacity of President and Chief Executive Officer. In such capacity, Employee shall be responsible for all day to day duties and responsibilities customarily associated with the offices of President and Chief Executive Officer.

         2. TERM. The term of this Agreement shall be from January 1, 1999, until January 31, 2000 (the "Initial Term"), unless otherwise terminated in accordance with Section 7 hereof. In the event of termination, Employee shall be entitled to the compensation more particularly described in Section 7 hereof. This Agreement shall automatically renew for two (2) additional terms of one (1) year each, unless terminated by either party by written notice to the other party sixty (60) days prior to the end of the Initial Term or any subsequent term, as applicable.

         3. COMPENSATION. The Company agrees to pay compensation to Employee as follows:

                           (a) The Company shall pay to Employee Fifty Thousand
                  and No/100 Dollars ($50,000.00) upon the execution of this Agreement as compensation for services rendered from October 5, 1998, to January 31, 1999.

                           (b) The Company shall pay to Employee an initial
                  monthly base pay (the "Base Salary") of Twenty-Five Thousand and No/100 Dollars ($25,000.00) payable at the regular payroll intervals of all other management level employees of the Company. The Company shall review such Base Salary for potential increase on an annual basis.



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                           (c) In addition to the Base Salary, the Employee
                  shall be entitled to receive bonuses and benefits payable under any executive compensation and bonus arrangements, as developed by the Board of Directors.

         4. STOCK OPTIONS.

                  4.1 GRANT. Effective on the date of the commencement of the second renewal term, the Employee shall receive a fully vested option to purchase 3.00% of the shares of the Company's common stock calculated on a fully diluted basis, if the Employee is employed with the Company on the date of grant. The exercise price of this option shall be the average trading price of the stock on the date of the grant. The right to exercise this option shall be fully vested and last for ten years from the date of the grant.

                  4.2 GENERAL PROVISIONS. The Company now holds and will hold a sufficient number of its common stock shares to satisfy the requirements of the stock options granted hereunder. The Employee agrees that these options are non-transferrable and shall be purchased for investment and not distribution. Further, the Employee consents to a restrictive legend being placed upon the stock issued hereunder. However, the Company agrees to remove said legend upon compliance with Rule 144 of the Securities and Exchange Commission, and further agree that it shall "piggyback" any stock issued or optioned hereunder onto a registration of other stock of the Company unless the Company receives an opinion of the underwriters that the inclusion of this stock in such a registration would hinder the successful distribution of the other stock so registered. The options shall be exercised by written notice given in accordance with Section 11.1 of this Agreement. Delivery of the certificates representing the shares granted and purchased under these options shall be made promptly after receipt of such notice, against the payment of the purchase price in cash or by certified check or by cashier's check.

         5. EXTENT OF SERVICE. During the term of this Agreement, and except for illness or incapacity, the Employee shall devote full business time, attention and energy to the duties more specifically outlined in this Agreement, and such other duties as the Company's Board of Directors require consistent with this Agreement, and shall not during the term of employment hereunder be engaged in any business activity which substantially interferes with Employee's fulfillment of his duties and obligations under this Agreement; provided, however, that nothing in this Agreement shall preclude the Employee from devoting reasonable time during reasonable periods required for any or all of the following:

                  (i) providing services as a consultant to third parties;

                  (ii) personal investments; and

                  (iii) charitable activities.

         6. CONFIDENTIALITY. The Employee recognizes and acknowledges that Employee will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. The Employee will not, during or after the term of this Agreement, disclose any of such


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confidential information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except to authorized representatives of the Company, pursuant to valid court order, to the extent already publicly disclosed other than as a result of disclosure by Employee, in connection with any litigation between Employee and the Company, or as otherwise permitted under this Agreement. The Employee recognizes and agrees that violation of any of the agreements contained in this Section 6 will cause irreparable damage or injury to the Company, the exact amount of which would be impossible to ascertain, and that, for such reason, among others, the Company shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of this Agreement. The rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the Company may have against the Employee, including, but not limited to, the recovery of damages. For purposes of this Agreement, the term "confidential information" means information of any kind, nature, and description disclosed to, discovered by or otherwise known by the Employee as a direct or indirect consequence of or through his employment with the Company, not generally known in the business in which the Company is or may become engaged, about the Company, any clients of the Company (past, present, or future), or the Company's business.

         7. TERMINATION.

                  7.1 DEATH. In the event of the Employee's death during the term of employment hereunder, this Agreement shall automatically terminate and the Company shall pay to the executor or administrator of the Employee's estate six (6) monthly installments (or portions thereof) of Base Salary from the date on which Employee dies, plus any earned, but unpaid bonuses. Thereafter, the Company shall have no further liability to the Employee or Employee's executors or administrators for compensation or other benefits or obligations. The Employee's designated beneficiary will be entitled to receive the proceeds of any life or other insurance or other death benefit programs provided in this Agreement.

                  7.2 DISABILITY. The following terms shall apply in the event of a disability of Employee:

                           (a) The terms "disabled" and "disability" shall mean
                  the inability of Employee to regularly perform the normal duties assigned to him by the Board of Directors for a period of ninety (90) consecutive days or an aggregate of one hundred eighty (180) days in a twelve (12) month period.

                           (b) In the event Employee shall become disabled
                  during the term of this Agreement, as hereinabove defined, Employee shall be entitled to receive on a monthly basis whatever benefits are available under any policy of insurance in effect from time to time, if any, plus the difference between (i) the amount of any benefits payable under any policy of insurance in effect and (ii) the Base Salary being paid to Employee for such months. Such disability benefits beyond benefits payable under any policy of insurance shall be available for six (6) months. Thereafter, for a period of five
                  (5) years, Employee shall be entitled to receive from the Company the difference between (x) the amount of any benefits payable and (y) 50% of


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                  the Base Salary being paid to Employee for such five (5) year period. A recurrence of a disability from the same or related cause within six (6) months following Employee's resumption of regular full-time employment shall be deemed a continuation of disability and Employee shall be entitled to no more than the unused portion, if any, of the original six (6) months benefit.

                  7.3 TERMINATION FOR CAUSE. In the event the Employee (i) fails to observe or perform any of the material duties required under this Agreement and such failure continues for thirty (30) business days following written notice to Employee specifying in reasonable detail the nature of such breach and Employee shall not have taken steps sufficient to cure such failure within the thirty (30) business days following written notice, (ii) commits an unexcused violation of the Company's Code of Conduct Policy, after any applicable notice, hearings, or opportunities to cure as are available under such policy, or (iii) otherwise violates any material provision of this Agreement and such failure continues for thirty (30) business days following written notice to Employee specifying in reasonable detail the nature of such breach and Employee shall not have taken steps sufficient to cure such failure within the thirty (30) business days following written notice, the Company may immediately, or at any time thereafter, terminate the Employee's employment under this Agreement for cause by written notice to Employee, effective upon receipt. During such thirty
         (30) day period, the Company shall afford Employee and his counsel an opportunity to meet with the Board of Directors to discuss the alleged violations. In addition, if the Employee commits any felony or any other crime involving moral turpitude, the Company may immediately, or at any time thereafter, terminate the Employee's employment under this Agreement for cause. In the event of a termination of the Employee's employment in accordance with the provisions of this Section 7.3, upon payment by the Company to the Employee of all installments (or portions thereof) of salary accrued to the date of such termination along with any accrued, but unpaid, bonus or executive compensation, the Company shall have no further obligations to the Employee except as set forth herein. Termination "without cause" means termination of Employee's employment other than as provided in Sections 7.1, 7.2, or this Section 7.3.

                  7.4 SEVERANCE PAYMENTS. If (i) the Company terminates the Employee's employment following a Change of Control, as hereinafter defined, or if after a Change of Control the Employee remains employed with the Company, but not with equal or greater responsibilities, (ii) the Employee terminates this Agreement for Good Reason, or (iii) the Company terminates the Employee without cause (individually or collectively a "Terminating Event"), the Company shall, after such termination, pay to the Employee a lump sum equivalent to the sum of
         (A) the Base Salary for the number of months left in the then present term calculated in accordance with the provisions of Section 3(b) hereof, plus (B) twelve (12) months' Base Salary calculated in accordance with the provisions of Section 3(b) hereof. In addition, after a Terminating Event, all options under Section 4 of this Agreement shall be granted and vest, if not already vested, and be exercisable over a period of 18 months, and all fringe benefit plans in which Employee is a participant shall remain in effect for 12 months. For purposes of this Agreement, a "Change of


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         Control" shall be deemed to have occurred if, after the effective date of this Agreement (i) any person (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended) ("Person") other than Employee, is or becomes the beneficial owner, directly or indirectly, of 50% or more of the Company's common stock,
         (ii) any Person makes a tender offer and consummates the acquisition of 50% or more of the outstanding voting securities of the Company, (iii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, or (iv) the Company shall sell all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary of, or wholly controlled by, the Company. For purposes of this Agreement, resignation for "Good Reason" shall mean (a) the resignation of the Employee after the Company, without express written consent of the Employee, materially breaches this Agreement to the substantial detriment of Employee, and the Company fails to cure such material breach within thirty (30) days of written notice from Employee specifying in reasonable detail the nature of such breach, or (b) in connection with a Change of Control the title, duties, or responsibilities of the Employee are reduced.

                  7.5 FINAL PAYMENT. The parties agree that upon payment of the amounts owed or to be owed to Employee at the time of termination of this Agreement, or otherwise in accordance with this Agreement, the Company shall have no further obligations to Employee, except for the continuation of medical benefits, to the extent provided by the Company, as required by applicable law.

         8. INDEMNIFICATION. The Company shall have in effect a directors and officers liability policy which covers Employee. In addition, the Company shall indemnify the Employee to the fullest extent permitted by the Delaware General Corporation Law, including the provisions of Section 145 thereof. This indemnification requires the advance of expenses to the Employee, as permitted in Section 145.e. The parties to this Agreement further agree that this Agreement has been negotiated by each in an arm's length transaction, and that each has been represented by counsel in the negotiation and execution of the Agreement.

         9. FRINGE BENEFITS. The Company will provide the Employee with existing and future fringe benefits as are provided to other employees of the Company of a similar level and station, all according to Company policy enacted and in effect from time to time. Notwithstanding the foregoing, the Employee shall always receive the following benefits:

                  (a) The Company will include the Employee under the Company's group term life insurance policy in an amount equal to three times the annual salary of the Employee under this Agreement. The Company shall pay all premiums for such coverage.

                  (b) The Company will provide disability insurance to Employee on the same basis and to the extent provided to all of the Company's employees.

                  (c) The Employee shall be eligible to participate in the Company's 401(k) plan in accordance with the terms of such plan.


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                  (d) The Employee shall be entitled to five (5) weeks paid
         vacation per calendar year (any unused vacation will not accrue to a subsequent year).

                  (e) The Company will provide Employee with the use of a Company cellular telephone for Company business.

                  (f) The Company will pay to or on behalf of the Employee or reimburse Employee an automobile allowance of Eight Hundred Fifty and No/100 Dollars ($850.00) per month.

                  (g) The Company will bear the reasonable cost of an annual physical examination of the Employee by the physicians or clinic of the Employee's choice.

                  (h) The Employee shall participate in all insurance (medical, dental, surgical, hospital) adopted by the Company, including dependent coverage. The Company shall pay all premiums for such coverage.

                  (i) The Company will make an annual contribution of Three Thousand and No/100 Dollars ($3,000.00) to a charity designated by Employee.

                  (j) The Company will bear the cost of personal tax planning and accounting services of the Employee in an amount not to exceed Five Thousand and No/100 Dollars ($5,000.00) per year.

                  (k) The Company will reimburse the Employee for expenses attributable to the Employee's home office in an amount not to exceed Three Thousand and No/100 Dollars ($3,000.00) per year.

                  (l) The Company will reimburse the Employee for the fees necessary to maintain the member benefits of the Employee at the La Cima Club.

                  (m) The Company will reimburse the Employee for the fees necessary to maintain the member benefits of the Employee at a health club.

         10. EXPENSES. The Company shall reimburse the Employee for any reasonable travel or other expenses incurred by Employee in rendering services hereunder so long as such expenses are properly reported and verified in accordance with the Company's normal procedures with respect to such expenses within a reasonable time after the time such expenses are incurred.

         11. COVENANT NOT TO COMPETE. The Employee agrees that during the term of this Agreement, and for a period of one (1) year thereafter, Employee shall not compete directly or indirectly with the business of the Company, nor own, directly or indirectly, any part of or become the employee of or otherwise render services to, any enterprise which directly or indirectly competes with the business of the Company, unless employee could have acted in such capacity while employed with the Company.

         12. COVENANT NOT TO SOLICIT. The Employee agrees that during the term of this Agreement, and for a period of one (1) year thereafter, Employee shall not directly or indirectly solicit any of the accounts, clients, employees, or customers of the Company for a competitor or in competition with the Company. For purposes of this Agreement, the


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term "accounts" shall mean any person or business entity for which the Company has performed services or to which the Company has sold products during the period beginning at the Company's inception and ending on the date of termination of the Employee's employment.

         13. INJUNCTIVE RELIEF. The Employee agrees that the limitations set forth herein on Employee's rights to compete with the Company during the period of and after termination of employment are reasonable and necessary for the protection of the goodwill and business interests of the Company. The Employee further recognizes and agrees that violation of any of the agreements contained in Section 11 and/or 12 will cause irreparable damage or injury to the Company, the exact amount of which would be impossible to ascertain, and that, for such reason, among others, the Company shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of this Agreement. The rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the Company may have against the Employee, including, but not limited to, the recovery of damages. Further, it is agreed by the Employee that in the event that the provisions of Section 11 and/or 12 should ever be deemed to exceed the time, geographic, or scope of activity limitations permitted by applicable law, then such provisions shall be reformed to the maximum limitations permitted and thereafter enforced as reformed.




         14. GENERAL PROVISIONS.

                  14.1 NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by telecopy, facsimile, prepaid telex or telegram or mailed first class, postage prepaid, certified United States mail, return receipt requested, to the party to receive such notice, request, demand or communication at such party's address set forth on the signature page hereof, provided that, any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this
         Section 14.1 shall be effective (i) if delivered personally, when delivered, (ii) if sent by telecopy, facsimile, telex or telegram, 24 hours after sending, and (iii) if mailed, 48 hours after mailing.

                  14.2 GOVERNING LAW; VENUE; INTERPRETATION; SECTION HEADINGS. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. The section headings contained herein are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way. Venue for any dispute under this Agreement shall be in Dallas County, Texas.

                  14.3 SEVERABILITY. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of


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         performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance.

                  14.4 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

                  14.5 BINDING EFFECT; ASSIGNMENT. The rights of the Company hereunder shall inure to the benefit of its successors and assigns. The Employee may not assign or delegate rights or obligations hereunder.

                  14.6 AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision or covenant.

                  14.7 ATTORNEYS' FEES. In the event a party must hire a lawyer, bring suit or otherwise seek enforcement of any provisions of this Agreement, the prevailing party shall receive from the non-prevailing party payment for all attorneys' fees, court costs, expert witness fees, and other costs of enforcement in connection herewith and therewith.

                  14.8 GENDER; NUMBERS. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

                  14.9 COUNTERPARTS. The Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.


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                  14.10 MEDIATION. In the event that a dispute arises under this
         Agreement, other than a dispute entitling a party to injunctive or equitable relief hereunder, the Employee and the Company agree to submit the matter to nonbinding mediation prior to seeking redress in the courts. Nothing in this Section 14.10 is intended to impact a parties' rights under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written, but to be effective as set forth above.

                                      "COMPANY"

                                      ELECTRONIC TRANSMISSION CORPORATION, A
                                      DELAWARE CORPORATION

                                      By:     /s/   Brian Schoonmaker
                                           -------------------------------------
                                           Brian Schoonmaker, Executive Vice
                                           President and Chief Operating Officer

                                      Address:    5025 Arapaho Road
                                                  Suite 501
                                                  Dallas, Texas 75248

                                      "EMPLOYEE"

                                                /s/  Robert Fortier
                                      -------------------------------------
                                      Robert Fortier

                                      Address:    860 Airport Freeway
                                                  Suite 607
                                                  Hurst, Texas 76054





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